Exhibit T3A.52

State of Delaware
Secretary of State
Division of Corporations
Delivored 02:37 PM 02/05/2004
FILED 01:43 PM 02/05/2004
SRV 040080516 - 3514198 FILE

 Certificate of Amendment to Certificate of Formation

of

NORTH CHARLESTON JOINT VENTURE II, LLC

It is hereby certified that:

1.       The name of the limited liability company (hereinafter called the “limited liability company”) is NORTH CHARLESTON JOINT VENTURE II, LLC.

2.       The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

Executed on January 26, 2004

/s/ Augustus N Stephas
Augustus N. Stephas, Authorized Person

DELLD-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)